EXHIBIT 5.1

            [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]



                                December 15, 2004



American Home Mortgage Investment Corp.
538 Broadhollow Road
Melville, New York  11747

     Re: American Home Mortgage Investment Corp. (the "Company") - Registration Statement on Form S-3 pertaining to $761,875,000 maximum aggregate initial offering price of the Company's (i) shares of common stock, par value $0.01 per share (the "Common Stock"); (ii) shares of preferred stock, par value $0.01 per share (the "Preferred Stock");
          (iii) debt securities (the "Debt Securities"); and (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock ("Warrants")
          ----------------------------------------------------------------------

Ladies and Gentlemen:

            We have acted as Maryland corporate counsel to the Company in connection with the registration of the shares of Common Stock, the shares of Preferred Stock, the Debt Securities and the Warrants (each a "Security" and collectively, the "Securities") under the Securities Act of 1933, as amended (the "Act"), by the Company pursuant to (i) a Registration Statement on Form S-3, filed or to be filed with the Securities and Exchange Commission (the "Commission") on or about December 15, 2004 and (ii) Registration Statement No. 333-111546 previously filed by the Company on Form S-3 and declared effective on January 12, 2004, in each case together with any amendments thereto, if any are to be filed with the Commission subsequent to the date hereof (collectively, the "Registration Statement"). You have requested our opinion with respect to the matters set forth below.

            We understand that the Company is being represented in this matter by Cadwalader, Wickersham & Taft LLP, and we understand that, except as to those issues specifically opined to herein, you will be relying upon the opinion of Cadwalader, Wickersham & Taft LLP.

            In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

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American Home Mortgage Investment Corp.
December 15, 2004
Page 2

            (i) the corporate charter of the Company (the "Charter"), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on July 11, 2003; Articles of Amendment filed with the Department on July 23, 2003; Articles of Amendment and Restatement filed with the Department on December 3, 2003; Articles of Merger filed with the Department on December 3, 2003; Articles Supplementary filed with the Department on July 6, 2004; Articles Supplementary filed with the Department on July 19, 2004; and Articles Supplementary filed with the Department on December 14, 2004;

            (ii)  the Amended and Restated Bylaws of the Company (the "Bylaws");

            (iii) Action by Written Consent of Sole Director in Lieu of
                  Organizational Meeting of the Company, dated as of July 11, 2003 (the "Organizational Minutes");

            (iv) resolutions adopted by the Board of Directors of the Company (the "Board of Directors") on or about December 22, 2003 and December 14, 2004 (the "Directors' Resolutions");

            (v) a certificate of Michael Strauss, Chief Executive Officer and President of the Company, and Alan Horn, Executive Vice President, General Counsel and Corporate Secretary of the Company, dated as of a recent date (the "Officers' Certificate"), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Directors' Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers' Certificate;

            (vi) the Registration Statement and the related form of prospectus included therein, in substantially the form filed or to be filed with the Commission pursuant to the Act;

            (vii) a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

            (viii) such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

            In reaching the opinions set forth below, we have assumed the following:

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December 15, 2004
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            (a)   each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so;

            (b) each natural person executing any instrument, document or agreement is legally competent to do so;

            (c) any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original Documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

            (d) all certificates submitted to us, including, without limitation, the Officers' Certificate, are true, correct and complete both when made and as of the date hereof;

            (e) the resolutions to be adopted subsequent to the date hereof, and the actions to be taken by the Board of Directors subsequent to the date hereof, including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2, 3 and 4 below, will occur at duly called meetings at which a quorum of the incumbent directors of the Company is present and acting throughout, or by unanimous written consent of all incumbent directors, all in accordance with the Charter and Bylaws of the Company and applicable law;

            (f) the number of shares of Preferred Stock and the number of shares of Common Stock to be offered and sold subsequent to the date hereof as Securities under the Registration Statement, together with the number of shares of Preferred Stock and the number of shares of Common Stock issuable upon the conversion or exchange of any Securities or the exercise of the Warrants offered and sold subsequent to the date hereof, will not, in the aggregate, exceed the number of shares of Preferred Stock, and the number of shares of Common Stock, respectively, authorized in the Charter of the Company, less the number of shares of Preferred Stock and

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American Home Mortgage Investment Corp.
December 15, 2004
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                  the number of shares of Common Stock, respectively, authorized and reserved for issuance and/or issued and outstanding on the date subsequent to the date hereof on which the Securities are authorized, the date subsequent to the date hereof on which the Securities are issued and delivered, the date subsequent to the date hereof on which the Warrants are exercised, and the date subsequent to the date hereof on which shares of Preferred Stock and shares of Common Stock, respectively, are issued pursuant to the conversion or exchange of any Securities or the exercise of Warrants;

            (g) none of the terms of any of the Securities or any agreement related thereto to be established subsequent to the date hereof, nor the issuance or delivery of any such Securities containing such terms established subsequent to the date hereof, nor the compliance by the Company with the terms of any such Securities or agreements established subsequent to the date hereof nor the form of certificate evidencing any such Securities approved subsequent to the date hereof will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company;

            (h) the form of certificate or other instrument or document representing the Securities approved subsequent to the date hereof will conform in all respects to the requirements applicable under Maryland law; and

            (i) none of the Securities to be offered and sold subsequent to the date hereof, and none of the shares of Preferred Stock or shares of Common Stock issuable upon the conversion or exchange of any such Securities or the exercise of the Warrants, will be issued or transferred in violation of the provisions of the Charter of the Company imposing restrictions on ownership and transfer of shares of stock of the Company.

            Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

            1. Upon due authorization by the Board of Directors of a designated number of shares of Common Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the

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American Home Mortgage Investment Corp.
December 15, 2004
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                  issuance and sale of such shares of Common Stock, and when such shares of Common Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of Common Stock will be validly issued, fully paid and non-assessable.

            2. Upon: (a) designation by the Board of Directors of one or more series of Preferred Stock to distinguish each such series from any other series of Preferred Stock issued and outstanding or classified but not yet issued; (b) setting by the Board of Directors of the number of shares of Preferred Stock to be included in each such series; (c) establishment by the Board of Directors of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each such series of Preferred Stock; (d) filing by the Company with the Department of articles supplementary setting forth a description of each such series of Preferred Stock, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Directors and a statement that such series of the Preferred Stock has been classified by the Board of Directors under the authority contained in the Charter, and the acceptance for record by the Department of such articles supplementary; (e) due authorization by the Board of Directors of a designated number of shares of such series of Preferred Stock for issuance at a minimum price or value of consideration to be set by the Board of Directors, and (f) reservation and due authorization by the Board of Directors of any shares of any other series of Preferred Stock and/or any shares of Common Stock issuable upon conversion of such series of Preferred Stock in accordance with the procedures set forth in this Paragraph 2 and in Paragraph 1 above, respectively, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of such series of Preferred Stock and when such shares of such series of Preferred Stock are issued and delivered against payment of the consideration therefor as set by the Board of Directors, such shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

            3. Upon: (a) designation and titling by the Board of Directors of the Debt Securities; (b) establishment by the Board of Directors of the terms, conditions and provisions of any Debt Securities; (c) establishment by the Board of Directors of the aggregate principal amount of any such Debt Securities and any limit on such aggregate principal amount; (d) due

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December 15, 2004
Page 6

                  authorization by the Board of Directors of the execution and delivery of one or more indentures, each dated as of a date prior to the issuance of the Debt Securities to which it relates; (e) due authorization by the Board of Directors of such Debt Securities for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the issuance of any shares of Preferred Stock and/or any shares of Common Stock issuable upon conversion of the Debt Securities in accordance with the procedures set forth in Paragraphs 1 and 2 above at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize such Debt Securities.

            4. Upon: (a) designation and titling by the Board of Directors of the Warrants; (b) due authorization by the Board of Directors of the execution and delivery by the Company of a warrant agreement relating to the Warrants; (c) setting by the Board of Directors of the number of Warrants to be issued; (d) establishment by the Board of Directors of the terms, conditions and provisions of the Warrants; (e) due authorization by the Board of Directors of the Warrants for issuance at a minimum price or value of consideration to be set by the Board of Directors; and (f) reservation and due authorization by the Board of Directors of the shares of Common Stock or the shares of Preferred Stock of the Company issuable upon exercise of such Warrants in accordance with the procedures set forth in paragraphs 1 and 2 above, at a minimum price or value of consideration to be set by the Board of Directors, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Warrants.

            The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

            This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

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American Home Mortgage Investment Corp.
December 15, 2004
Page 7

            We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                      Very truly yours,

                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP